UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 23, 2007

COMMISSION FILE NUMBER: 333-102885

THE BRICKMAN GROUP, LTD.

(Exact name of registrant as specified in its charter)

Delaware	23-2949247
(State of incorporation)	(I.R.S. Employer Identification No.)

18227 Flower Hill Way, Suite D Gaithersburg, Maryland	20879
(Address of Principal Executive Offices)	(Zip Code)

(301) 987-9200

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act {17 CFR 230.425}

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Brickman Group, Ltd. is not currently required by law to file reports under Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended, because at the beginning of its current fiscal year its 11.75% senior subordinated notes due 2009 were held of record by less than 300 persons. The Brickman Group, Ltd. is therefore not currently an “issuer” for purposes of Section 2(a)(7) of the Sarbanes-Oxley Act of 2002. The Brickman Group, Ltd. voluntarily files quarterly and annual reports on Forms 10-Q and 10-K and current reports on Form 8-K with the Securities and Exchange Commission in compliance with the indenture governing its senior subordinated notes.

ITEM 3.03. Material Modification to Rights of Security Holders

See Item 8.01.

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 23, 2007 and following the consummation of the transactions contemplated by the Merger Agreement (as defined in Item 8.01), the Board of Directors of The Brickman Group, Ltd. (the “Company”) consists of our Chief Executive Officer, Scott W. Brickman, and John M. Baumer, a Partner of Leonard Green & Partners, L.P.

The officers of the Company following the Merger are the same officers in place immediately prior to the Merger.

ITEM 8.01. Other Events.

On January 23, 2007, Brickman Group Holdings, Inc. (“Holdings”), the corporate parent and sole shareholder of the Company, consummated the transactions contemplated by the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated November 16, 2006, by and among Holdings, BG Holding LLC (“Buyer”), BG Intermediate Corp., BG Acquisition Corp. (“Merger Sub”) and (only for purposes of Articles XI and XIII of the Merger Agreement) Green Equity Investors IV, L.P. (“GEI”). Buyer is a holding company sponsored by GEI (a private equity investment fund affiliated with Leonard Green & Partners, L.P.) and members of the Brickman family. Pursuant to the Merger Agreement, Merger Sub has been merged with and into Holdings, with Holdings being the surviving corporation of the merger. Holdings continues to be the corporate parent and sole shareholder of the Company following the merger.

In connection with the closing of the transactions contemplated by the Merger Agreement, the Company has delivered a notice of redemption and other required documents to the Trustee under the Indenture, dated December 20, 2002, as amended and supplemented (the “Indenture”), governing the Company’s 11 3/4% Senior Subordinated Notes due 2009 (the “Notes”). The notice of redemption provides for the redemption of all of the outstanding Notes on the redemption date of February 23, 2007 at a redemption price equal to 105.875% of the principal amount of the Notes plus accrued and unpaid interest through the redemption date. The Company has deposited in trust with the Trustee funds sufficient to pay the aggregate redemption price pursuant to Section 9.01 of the Indenture. As a result of the foregoing, the Company’s and its subsidiary guarantors’ obligations in respect of the Notes have been discharged to the extent set forth in Section 9.01 of the Indenture, and the Trustee has delivered to the Company its written acknowledgement of the discharge of such obligations in accordance with Section 9.01 of the Indenture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Brickman Group, Ltd. (Registrant)

Date: January 23, 2007	/s/ Timothy H. Pease
Chief Financial Officer